Exhibit 23.3

                          INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Apollo Gold Corporation on Form S-1 of our report dated August 16, 2002, on Apollo Gold, Inc and Subsidiaries, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ LeMaster & Daniels PLCC
    -----------------------
Spokane, Washington
October 6, 2003


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